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                                                                    Exhibit 2.11


                                    FORM OF
                           NON-COMPETITION AGREEMENT

         THIS NON-COMPETITION AGREEMENT ("Agreement") is entered into as of _____________ ___, ____, and effective on the Effective Time (as defined in the Merger Agreement), by and among Pennsylvania Real Estate Investment Trust ("PREIT Trust") and PREIT Associates, L.P. ("PREIT Partnership"), on the one hand, and Mark E. Pasquerilla ("MEP"), Crown Investments Trust ("CIT"), Crown American Investment Company ("CAIC"), Crown Delaware Holding Company ("CDHC") and Crown American Properties, L.P. ("Crown Partnership") (MEP, CIT, CAIC and CDHC are referred to herein collectively as the "Non-Compete Group"), on the other hand.

         WHEREAS, PREIT Trust, PREIT Partnership, Crown Realty Trust ("Crown Trust") and Crown Partnership have entered into an Agreement and Plan of Merger dated as of May 13, 2003 (the "Merger Agreement"), pursuant to which, among other things, (a) Crown Trust will be merged with and into PREIT Trust, with PREIT Trust as the surviving real estate investment trust (the "Merger"), and
(b) Crown Partnership and PREIT Partnership will consummate certain transactions contemplated in connection with the Merger (together with the Merger, the "Merger Transactions"), in each case upon the terms and subject to the conditions set forth in the Merger Agreement;

         WHEREAS, the Non-Compete Group has unique knowledge about the business, assets, operations and affairs of Crown Trust, Crown Partnership and the Crown Subsidiaries to be acquired by PREIT and PREIT Partnership in the Merger Transactions (collectively, the "Crown Entities");

         WHEREAS, the Crown Entities are engaged in the businesses of owning, operating, investing in, acquiring, constructing, managing, developing, re-developing and leasing shopping mall and other retail real estate properties and providing various services with respect thereto;

         WHEREAS, PREIT Trust, PREIT Partnership and their respective Affiliates are engaged in substantially similar businesses, including, without limitation, owning, operating, investing in, acquiring, constructing, managing, developing, re-developing and leasing shopping mall, shopping center and other retail real estate, and multifamily properties and providing various services with respect thereto; and

         WHEREAS, in an effort to protect the legitimate business interests of PREIT Trust, as the surviving entity in the merger with Crown Trust and PREIT Partnership (collectively, the "PREIT Entities") in view of the Non-Compete Group's unique knowledge about the business, assets, operations and affairs of the Crown Entities, and in order to induce PREIT Trust and PREIT Partnership to consummate the transactions contemplated by the Merger Agreement, MEP and the other members of the Non-Compete Group have agreed to and desire to enter into this Agreement prohibiting them from taking certain actions, directly or indirectly, as set forth herein.

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         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

         1. Definitions: Certain capitalized terms used herein shall have the meanings set forth below. Capitalized terms used herein and not defined herein are used as defined in the Merger Agreement.

                  (a) "Affiliate" means with respect to a Person, any other Person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person; provided, that as used herein "Affiliate" shall not include PREIT or any of its Affiliates.

                  (b) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                  (c) "Restricted Area" means all areas within twenty-five (25) miles of any property owned or operated by any of the PREIT Entities or any of the Crown Entities (or any successor to any of the PREIT Entities or the Crown Entities or any entity through which any of the PREIT Entities or the Crown Entities may conduct business in the future) now or at any time during the Restricted Period.

                  (d) "Restricted Activities" means (i) the businesses of owning, operating, investing in, acquiring, constructing, managing, developing, re-developing and leasing shopping malls, shopping centers or multifamily real estate properties in excess of ten (10) units each or providing tenant services with respect thereto, competitive with the activities and/or services in which the PREIT Entities are engaged at the Effective Time of the Merger, (ii) construction or tenant improvement services competitive with such activities and/or services provided by the PREIT Entities, whether directly or through contractors or subcontractors hired by the PREIT Entities for such purpose, competitive with the activities and/or services in which the PREIT Entities are engaged at the Effective Time of the Merger, and (iii) providing assistance to any person or entity attempting to engage in any of the activities and/or services set forth in (i) and (ii) above. Notwithstanding the above, if the PREIT Entities dispose of, in one or a series of transactions, the multifamily component of their business in its entirety (as in existence on the Closing Date of the Merger), then owning, operating, investing in, acquiring, constructing, managing, developing, re-developing and leasing multifamily properties and providing tenant services with respect thereto shall be excluded from the definition of "Restricted Activities."

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                  (e) "Restricted Period" means a term equal to eight (8) years beginning on the Closing Date of the Merger Transactions.

         2. Non-competition. During the Restricted Period, (a) none of the members of the Non-Compete Group or any of their Affiliates shall engage in Restricted Activities in the Restricted Area, and (b) none of the members of the Non-Compete Group or any of their Affiliates shall serve as an officer, director, partner, member, employee, consultant, contractor, joint venturer, or agent of, or own, directly or indirectly, any equity interest in any Person that engages in Restricted Activities within the Restricted Area; provided, however, that (i) MEP may serve as an officer, director, partner, member, employee, consultant, contractor, joint venturer, stockholder, or agent of the PREIT Entities and may serve as a director of any Person that is not engaged in nor has any stated business plan to be engaged in Restricted Activities in the Restricted Area as of the date when MEP would become a director of such Person; provided, however, that, if MEP becomes a director of such Person, and such Person subsequently engages in Restricted Activities, MEP shall recuse himself from participation in the activities of the board of directors of such Person on all matters in connection with the Restricted Activities of such Person, (ii) the Non-Compete Group may make passive investments in a class of equity securities of any Person that is engaged in Restricted Activities in the Restricted Area, so long as such investment does not exceed with respect to any Person in the aggregate for all of the members of the Non-Compete Group and any of their Affiliates five percent (5%) of the voting power of the voting equity securities of such Person or five percent (5%) of the outstanding equity securities of such Person, (iii) the Non-Compete Group may own, operate, invest in, manage, re-develop and lease Oak Ridge Mall and the properties being conveyed to CIT pursuant to the Exchange Agreement, (iv) the Non-Compete Group may engage in activities that are directly related to the operation of hotels and convention centers, (v) if the Non-Compete Group engages in Restricted Activities within an area, which was not a Restricted Area prior to the time of such engagement, the Non-Compete Group shall be permitted to engage in such Restricted Activities within such area and (vi) if the Non-Compete Group makes an investment in a class of equity securities of any Person that is engaged in Restricted Activities within an area which was not a Restricted Area prior to the time of such investment, the Non-Compete Group shall be permitted to make and maintain such investment notwithstanding that such investment may exceed five percent (5%) of the voting power of the voting equity securities of such Person or five percent (5%) of the outstanding equity securities of such Person. Without limiting the generality of this paragraph, during the Restricted Period no member of the Non-Compete Group or any of their Affiliates shall serve as a consultant to any person or entity if such consulting services reasonably could be expected to help such person or entity (or the Affiliates of such person or entity) engage in Restricted Activities in the Restricted Area.

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         3. Non-solicitation.

                  (a) Business Contacts. During the Restricted Period, none of the members of the Non-Compete Group or any of their Affiliates shall solicit any Business Contact of the PREIT Entities or the Crown Entities (or any successor to any of the PREIT Entities or the Crown Entities or any other entity through which any of the PREIT Entities or the Crown Entities may conduct business during the Restricted Period)
         (i) for the purpose of inducing or otherwise intending to cause such Business Contact to alter or end its business relationship with any of the PREIT Entities or any of the Crown Entities (or any successor to any of the PREIT Entities or the Crown Entities or any entity through which any of the PREIT Entities or the Crown Entities may conduct business in the future) or to become a Business Contact of any other person or entity with respect to the Restricted Activities; or (ii) for the purpose of interfering with the PREIT Entities' or the Crown Entities' business relationship with such Business Contact; or (iii) for the purpose of causing such Business Contact to lease, sell, or acquire space in the Restricted Area from any member of the Non-Compete Group or any Person engaged in the Restricted Activities within the Restricted Area, other than (x) in connection with the ownership, operation, investment, redevelopment and leasing of Oak Ridge Mall and the properties being conveyed to CIT pursuant to the Exchange Agreement and (y) engaging in activities that are directly related to the operation of the hotels and convention centers. For purposes of this Paragraph 3(a), "Business Contact" shall mean any Person that was a tenant of the properties of the PREIT Entities or the Crown Entities at any time during the twelve (12) months immediately preceding the commencement of the Restricted Period.

                  (b) Employees. Except for (i) employees of the Crown Entities who do not become employees of PREIT or one of its Affiliates on the Closing Date of the Merger (ii) employees of the Crown Entities who are terminated by PREIT or one of its Affiliates after the Merger and (iii) employees of the PREIT Entities who are terminated by any PREIT Entity, during the Restricted Period, neither the members of the Non-Compete Group nor any of their Affiliates shall solicit or recruit, or assist any other Person in the solicitation or recruitment, of any employee of any of the PREIT Entities or any of the Crown Entities (or any successor to any of the PREIT Entities or the Crown Entities or any entity through which any of the PREIT Entities or the Crown Entities may conduct business in the future) or any person that was an employee of the PREIT Entities or the Crown Entities at any time within the twelve (12) months preceding the commencement of the Restricted Period for the purpose of causing such employee to leave the employment of any of the PREIT Entities or any of the Crown Entities (or any successor to any of the PREIT Entities or the Crown Entities or any entity through which any of the PREIT Entities or the Crown Entities may conduct business in the future).

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         4. Enforcement.

                  (a) Reasonable and Necessary Restrictions. Each member of the Non-Compete Group acknowledges that the restrictions, prohibitions and other provisions hereof, including, without limitation, the Restricted Area and the Restricted Period, are reasonable, fair and equitable in terms of duration, scope and geographic area, are necessary to protect the legitimate business interests of the PREIT Entities (including the interest of PREIT Trust and PREIT Partnership in the goodwill of the Crown Entities acquired by PREIT Trust and PREIT Partnership in the Merger Transactions), and are a material inducement to PREIT Trust and PREIT Partnership to consummate the transactions contemplated by the Merger Agreement.

                  (b) Specific Performance. Each member of the Non-Compete Group acknowledges that the obligations undertaken pursuant to this Agreement are unique, and that PREIT Trust and PREIT Partnership will have no adequate remedy at law if any member of the Non-Compete Group fails to perform any of his or its obligations hereunder. Each member of the Non-Compete Group therefore confirms that the right of PREIT Trust and PREIT Partnership to specific performance of the terms of this Agreement is essential to protect the rights and interests of PREIT Trust and PREIT Partnership. Accordingly, in addition to any other remedies that PREIT Trust or PREIT Partnership may have at law or in equity, PREIT Trust and PREIT Partnership shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by each member of the Non-Compete Group, and each of PREIT Trust and PREIT Partnership shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by any of the members of the Non-Compete Group.

                  (c) Severability and Modification. The covenants contained in this Agreement shall be construed as a series of separate and severable covenants. Each member of the Non-Compete Group agrees that if in any proceeding, the tribunal refuses to enforce fully any covenants contained herein because such covenants cover too extensive a geographic area or too long a period of time or for any other reason whatsoever, any such covenant shall be considered divisible both as to duration and geographic area so that each month of a specified period shall be deemed a separate period of time and each county in each particular state a separate geographic area, resulting in an intended requirement that the longest lesser period of time or largest lesser geographic area found by such tribunal to be a reasonable restriction shall remain an effective restrictive covenant specifically enforceable against the Non-Compete Group.

                  (d) No Defense. The existence of any claim or cause of action of any member of the Non-Compete Group against the Crown Entities or the PREIT Entities, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by PREIT Trust or PREIT Partnership of the covenants contained in this Agreement.

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         5. Miscellaneous Provisions.

                  (a) Binding Effect. Subject to any provisions hereof restricting assignment, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors, assigns, heirs, and personal representatives.

                  (b) Assignment. None of the parties hereto may assign any of his or its rights under this Agreement or attempt to have any other person or entity assume any of his or its obligations hereunder, except that PREIT Trust and PREIT Partnership may assign any of their rights, interests and obligations under this Agreement to any successor person or entity to PREIT Trust or PREIT Partnership in connection with a merger, consolidation, reorganization, business combination, sale of all or substantially all of PREIT Trust's or PREIT Partnership's assets, or other similar corporate transaction to which PREIT Trust and/or PREIT Partnership is a party.

                  (c) Integration; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersede and render of no force and effect all prior oral or written agreements, commitments and understandings among the parties with respect to the matters set forth herein. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.

                  (d) Waivers. No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument. Neither the waiver by any of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

                  (e) Governing Law; Jurisdiction. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the internal laws of the State of New York.

                  (f) Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

                  (g) Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

                  (h) Execution in Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same agreement. Any counterpart to which original or facsimile signatures of all parties are attached shall constitute an original of this Agreement.

                  (i) Notices. All notices, requests, claims, demands and other communication under this Agreement shall be in writing and shall be delivered personally or sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice from such party):

                  if to PREIT:

                         Pennsylvania Real Estate Investment Trust
                         The Bellevue
                         200 South Broad Street
                         Philadelphia, PA  19102
                         Attention: Bruce Goldman, Executive Vice President and
                                    General Counsel
                         Facsimile: (215) 546-7311

                  with a copy (which shall not constitute notice) to:

                         Hogan & Hartson L.L.P.
                         Columbia Square
                         555 13th Street, N.W.
                         Washington, D.C.  20004-1109
                         Attention: J. Warren Gorrell, Jr., Esq.
                                    Stuart A. Barr, Esq.
                         Facsimile: (202) 637-5910

                  and

                         Drinker Biddle & Reath LLP
                         One Logan Square
                         18th & Cherry Streets
                         Philadelphia, PA 19103-6996
                         Attention: Howard A. Blum, Esq.
                         Facsimile: (215) 988-2757
                  if to any member of the Non-Compete Group:

                         Crown American Properties, L.P.
                         Pasquerilla Plaza
                         Johnstown, PA  15901
                         Attention: Ronald H. Hamilton
                         Facsimile: (814) 536-9525

                  with a copy (which shall not constitute notice) to:

                         Reed Smith LLP
                         435 Sixth Avenue
                         Pittsburgh, PA  15219
                         Attention: David L. DeNinno, Esq.
                         Facsimile: (412) 288-3218

                  and

                         Sullivan & Cromwell LLP
                         125 Broad Street
                         New York, NY 10004-2498
                         Attention: Joseph C. Shenker, Esq.
                         Facsimile: (212) 558-3588

                  All notices shall be deemed given when delivered personally, one day after being delivered to a nationally recognized overnight courier or when telecopied (with a confirmatory copy sent by such overnight courier)

                            [signature page follows]

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         IN WITNESS WHEREOF, each of the undersigned has executed this
Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first set forth above.



                                     ------------------------------------------
                                     Mark E. Pasquerilla


                                     CROWN INVESTMENTS TRUST


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


                                     CROWN AMERICAN INVESTMENT
                                     COMPANY


                                     By:
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                                     Name:
                                          -------------------------------------
                                     Title:
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                                     CROWN DELAWARE HOLDING COMPANY


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


                                     CROWN AMERICAN PROPERTIES, L.P.


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


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                                     PENNSYLVANIA REAL ESTATE
                                     INVESTMENT TRUST


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


                                     PREIT ASSOCIATES, L.P.


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------